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                                                                  Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 33-73404 on Form N-1A of our reports dated May 12, 2006, relating to the financial statements and financial highlights of Northern Funds appearing in the Annual Reports on Form N-CSR of Northern Funds for the year ended March 31, 2006, and to the references to us under the headings "Financial Information" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
July 25, 2006